FINANCIAL CONTACT: John W. Hohener Executive Vice President and Chief Financial Officer Tel: 949-380-6100 INVESTORS CONTACT: Robert C. Adams Senior Vice President of Corporate Development Tel: 949-380-6100

Microsemi Announces Early Results of Tender Offer
ALISO VIEJO, Calif.- May 25, 2017- Microsemi Corporation (Nasdaq: MSCC) (the “Company” or “Microsemi”) today announced the early results for its previously announced tender offer (the “Tender Offer”) to purchase for cash up to an Aggregate Purchase Price (as defined below) of $200,000,000 of the Company’s 9.125 percent Senior Notes due 2023 (the “Notes”). As of 5:00 p.m., New York City time, on May 24, 2017 (the "Early Tender Date"), Microsemi has accepted for purchase the maximum Aggregate Purchase Price of $200,000,000 of the Notes that have been validly tendered and not validly withdrawn in the Tender Offer.
Please refer to Summary of Tender Offer below for further information and additional terms.
About Microsemi
Microsemi Corporation (Nasdaq: MSCC) offers a comprehensive portfolio of semiconductor and system solutions for aerospace & defense, communications, data center and industrial markets. Products include high-performance and radiation-hardened analog mixed-signal integrated circuits, FPGAs, SoCs and ASICs; power management products; timing and synchronization devices and precise time solutions, setting the world's standard for time; voice processing devices; RF solutions; discrete components; enterprise storage and communication solutions, security technologies and scalable anti-tamper products; Ethernet solutions; Power-over-Ethernet ICs and midspans; as well as custom design capabilities and services. Microsemi is headquartered in Aliso Viejo, Calif., and has approximately 4,800 employees globally. Learn more at www.microsemi.com.
Microsemi and the Microsemi logo are registered trademarks or service marks of Microsemi Corporation and/or its affiliates. Third-party trademarks and service marks mentioned herein are the property of their respective owners.
Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. The forward-looking statements in this release address a variety of subjects including, for example, Microsemi’s plans, beliefs, expectations and statements related to the expected settlement date of the Tender Offer. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: risks related to the acceptance of any tendered Notes, the expiration and settlement of the Tender Offer, the satisfaction of conditions to the Tender Offer, whether the Tender Offer will be consummated in accordance with the terms set forth in the Offer to Purchase or at all and the timing of any of the foregoing, the effects of local and national economic, credit and capital market conditions on the economy in general and other risks and uncertainties discussed in Microsemi’s filings with the U.S. Securities and Exchange Commission, including Microsemi's Annual Report on Form 10-K for the year ended October 2, 2016 and all subsequent Quarterly Reports on Form 10-Q. Microsemi cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Microsemi does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.
Summary of Tender Offer
We refer to “Aggregate Purchase Price” as the aggregate cash amount that all holders are entitled to receive, excluding accrued and unpaid interest, for their Notes that are accepted for purchase by the Company in the Tender Offer. We refer to the “Aggregate Maximum Tender Amount” as the maximum aggregate principal amount of Notes that will not result in an Aggregate Purchase Price that exceeds $200,000,000.

Withdrawal rights for tendered notes expired at 5:00 p.m., New York City time, on May 24, 2017 (the “Withdrawal Deadline”).
Only Holders who validly tendered, and did not validly withdraw prior to the Withdrawal Deadline, their Notes pursuant to the Tender Offer at or prior to the Early Tender Date, and whose Notes are accepted for purchase, will receive the Early Tender Premium of $30 for each $1,000 principal amount of Notes purchased pursuant to the Tender Offer (the "Early Tender Premium") in addition to the Tender Offer Consideration of $1,141.25 for each $1,000 principal amount of Notes purchased pursuant to the Tender Offer. Since Notes exceeding the Aggregate Maximum Tender Amount have been validly tendered as of the Early Tender Date, unless the Company increases the Aggregate Maximum Tender Amount prior to the Expiration Date, no Notes tendered after the Early Tender Date will be accepted pursuant to the Tender Offer, and any Notes tendered prior to the Early Tender Date will be accepted for purchase in priority to other Notes tendered after the Early Tender Date. Because the aggregate principal amount of the Notes tendered and not validly withdrawn would exceed the Aggregate Maximum Tender Amount, the Company will only accept for purchase the aggregate principal amount of Notes that have been validly tendered by a holder and not validly withdrawn, multiplied by a proration rate of approximately 48 percent and then rounded down to the nearest $1,000 increment. The Company expects to make payment for Accepted Notes on May 25, 2017. The Company reserves the right, but is under no obligation, to increase the Aggregate Maximum Tender Amount at any time without reinstating withdrawal rights for the Tender Offer, subject to applicable law, which could result in the Company's purchasing a greater amount of Notes in the Tender Offer. The Company cannot assure Holders that it will increase the Aggregate Maximum Tender Amount and if the Company increases the Aggregate Maximum Tender Amount, it does not expect to modify any rights to withdraw Notes previously tendered, except as required by law.
The Tender Offer will expire at 11:59 p.m., New York City time, on June 8, 2017, unless extended (such date and time, as it may be extended, the "Expiration Date") or earlier terminated by the Company in accordance with the terms of the offer to purchase dated May 11, 2017 (as amended or supplemented from time to time, the “Offer to Purchase”) and subject to applicable law. No tenders submitted after the Expiration Date will be valid.
The terms and conditions of the Tender Offer are described in the Offer to Purchase. The Company has retained MUFG Securities Americas Inc. to act as Dealer Manager and SunTrust Robinson Humphrey, Inc. to act as Co-Dealer Manager (together, the “Dealer Managers”), and D.F. King & Co., Inc. as the Tender Agent and Information Agent for the Tender Offer. Questions regarding the Tender Offer may be directed to MUFG Securities Americas Inc. at (212) 405-7481 or (877) 744-4532 and SunTrust Robinson Humphrey, Inc. at (404) 926-5047 (collect) or D.F. King & Co., Inc., the Information Agent for the Tender Offer, at (212) 269-5550 (collect), (888) 887-0082 (toll-free) or email mscc@dfking.com. Requests for additional copies of the Offer to Purchase should be directed to the Information Agent at the phone number above.
None of the Company, its board of directors, the Dealer Managers, the Tender Agent and Information Agent or the trustee with respect to the Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer. Holders must make their own decisions as to whether to participate in the Tender Offer, and, if so, the principal amount of Notes to tender.
The Tender Offer is only being made pursuant to the Offer to Purchase. This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offer. The Tender Offer is not being made to, nor will Notes be accepted for purchase from or on behalf of, holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities or other laws of such jurisdiction. In any jurisdiction in which the Tender Offer is required to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of the Company by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.